Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
	Investors:	Seth Zaslow szaslow@tkogrp.com
	Media:	press@tkogrp.com

TKO Reports First Quarter 2026 Results

Announces Board Authorization Of Up To An Additional $1 Billion Of Share Repurchases

First Quarter 2026 Financial Highlights

•
Revenue of $1.597 billion
•
Net income of $249.8 million
•
Adjusted EBITDA1 of $549.8 million
•
Returned approximately $1.0 billion of capital to equity holders through share repurchases and dividend payments and related distributions

Full Year 2026 Guidance

•
The Company reaffirmed its target for revenue of $5.675 billion to $5.775 billion
•
The Company reaffirmed its target for Adjusted EBITDA of $2.240 billion to $2.290 billion

New York, NY, May 6, 2026 – TKO Group Holdings, Inc. (“TKO” or the “Company”) (NYSE: TKO) today announced financial results for its first quarter ended March 31, 2026.

“TKO is off to a formidable start in 2026, with strong results and continued momentum across each of our businesses,” said Ariel Emanuel, Executive Chair and CEO of TKO. “We are reaffirming our full-year guidance, and today’s incremental $1 billion share repurchase authorization underscores our conviction in TKO and its long-term value.”

“TKO’s first quarter results reflect the strength and durability of our premium IP. Our media rights portfolio is firmly in place, our financial incentive packages continue to scale, and demand for our premium live events and experiences is healthy,” said Mark Shapiro, President and COO of TKO. “With UFC Freedom 250 at the White House and On Location’s FIFA World Cup partnership, TKO will take center stage this summer, crowning moments for audience growth, cultural relevance, and our business trajectory.”

Consolidated Results2

First Quarter 2026

Revenue increased 26%, or $328.1 million, to $1.597 billion. The increase primarily reflected an increase of $41.5 million at UFC, to $401.2 million, an increase of $84.2 million at WWE, to $475.7 million, and an increase of $179.1 million at the IMG segment, to $655.4 million.

Net Income was $249.8 million, an improvement of $84.3 million from $165.5 million in the prior year period. The improvement reflected the increase in revenue partially offset by an increase in operating expenses. The increase in operating expenses primarily reflected an increase in direct operating costs of $166.8 million, an increase in selling, general and administrative expenses of $16.9 million, and an increase in depreciation and amortization of $43.3 million. The increases in direct operating costs and selling, general and administrative expenses were principally due to expenses recorded at the IMG segment related to the 2026 Milano Cortina Olympics.

Adjusted EBITDA1 increased 32%, or $132.4 million, to $549.8 million, due primarily to an increase of $27.1 million at UFC, an increase of $62.2 million at WWE, and an increase of $23.8 million at the IMG segment.

Adjusted EBITDA margin increased to 34% from 33%.

Cash flows generated by operating activities were $694.5 million, an increase of $531.7 million from $162.8 million, primarily due to the improved operating performance and the timing of working capital, including approximately $582.4 million of net pre-payments held in escrow related to FIFA World Cup 26.

Free Cash Flow3 was $674.5 million, an increase of $539.0 million from $135.5 million, due to the increase in cash flows generated by operating activities and a decrease in capital expenditures.

Cash and cash equivalents were $788.9 million as of March 31, 2026. Gross debt was $4.671 billion as of March 31, 2026.

Results by Operating Segment4

The table below reflects TKO’s performance by operating segment:

	Three Months Ended
(in millions)	March 31,
	2026	2025
Revenue:
UFC	$401.2	$359.7
WWE	475.7	391.5
IMG	655.4	476.3
Total revenue from reportable segments	1,532.3	1,227.5
Corporate and Other	73.9	54.4
Eliminations	(9.3)	(13.1)
Total Revenue	$1,596.9	$1,268.8

Adjusted EBITDA:
UFC	$254.5	$227.4
WWE	256.1	193.9
IMG	97.3	73.5
Total Adjusted EBITDA from reportable segments	607.9	494.8
Corporate and Other	(58.1)	(77.4)
Total Adjusted EBITDA	$549.8	$417.4

UFC

	Three Months Ended
(in millions)	March 31,
	2026	2025
UFC Revenue:
Media rights, production and content	$275.3	$224.1
Live events and hospitality	48.5	58.6
Partnerships and marketing	67.1	64.3
Consumer products licensing and other	10.3	12.7
Total Revenue	$401.2	$359.7

First Quarter 2026

Revenue increased 12%, or $41.5 million, to $401.2 million primarily driven by a $51.2 million increase in media rights, production and content revenue, and a $2.8 million increase in partnerships and marketing revenue, partially offset by a $10.1 million decrease in live events and hospitality revenue. The increase in media rights, production and content revenue was primarily related to higher media rights fees, which reflected the impact of the new distribution agreement with Paramount that began in January 2026 partially offset by two fewer Fight Night events, compared to the prior year period. The increase in partnerships and marketing revenue was primarily related to new partners and an increase in fees from renewals partially offset by the impact of two fewer Fight Night events compared to the prior year period. The decrease in live events and hospitality revenue was due to a decrease in financial incentive package revenues, as the prior year period included a Fight Night event held in Saudi Arabia, partially offset by higher ticket sales revenue, compared to the prior year period.

Adjusted EBITDA increased 12%, or $27.1 million, to $254.5 million, as the increase in revenue (as described above) was partially offset by an increase in expenses. Direct operating costs reflected higher athlete, production, and other event-related costs compared to the prior year period, primarily related to UFC 324, which was the inaugural event under the Paramount distribution agreement. Selling, general and administrative expenses increased primarily due to higher personnel and travel costs compared to the prior year period.

Adjusted EBITDA margin was 63% for both periods.

WWE

	Three Months Ended
(in millions)	March 31,
	2026	2025
WWE Revenue:
Media rights, production and content	$281.7	$251.6
Live events and hospitality	123.5	76.3
Partnerships and marketing	26.2	25.6
Consumer products licensing and other	44.3	38.0
Total Revenue	$475.7	$391.5

First Quarter 2026

Revenue increased 22%, or $84.2 million, to $475.7 million driven by a $47.2 million increase in live events and hospitality revenue, a $30.1 million increase in media rights, production and content revenue, a $6.3 million increase in consumer products licensing and other revenue, and a $0.6 million increase in partnerships and marketing revenue. The increase in live events and hospitality revenue was primarily related to an increase in financial incentive package revenues, most notably for Royal Rumble in Saudi Arabia, compared to the prior year period. The increase in media rights, production and content revenue was primarily related to higher media rights fees, notably the impact of distribution agreements with Netflix and ESPN. The increase in consumer products licensing and other revenue was primarily related to the sale of WWE-branded products, including mobile games and collectibles, compared to the prior year period. The increase in partnerships and marketing revenue was primarily related to new partners and an increase in fees from renewals compared to the prior year period.

Adjusted EBITDA increased 32%, or $62.2 million, to $256.1 million, primarily due to the increase in revenue (as described above) partially offset by an increase in expenses. Direct operating costs increased primarily due to higher talent and production costs, most notably related to Royal Rumble, compared to the prior year period. Selling, general and administrative expenses increased primarily due to higher travel costs, related to an increase in the number of international events, compared to the prior year period.

Adjusted EBITDA margin increased to 54% from 50%.

IMG

The IMG segment reflects the operations of the IMG business and On Location.

	Three Months Ended
(in millions)	March 31,
	2026	2025
IMG Revenue:
Media rights, production and content	$160.2	$161.3
Live events and hospitality	467.7	288.5
Partnerships and marketing	21.5	22.3
Consumer products licensing and other	6.0	4.2
Total Revenue	$655.4	$476.3

First Quarter 2026

Revenue increased 38%, or $179.1 million, to $655.4 million primarily related to a $179.2 million increase in live events and hospitality revenue. This increase was primarily related to hospitality sales at On Location from the 2026 Milano Cortina Olympics. Revenue at the IMG business increased by $1.7 million primarily related to the impact of new production agreements and commissions for a boxing event, partially offset by the biennial impact of the Arabian Gulf Cup, compared to the prior year period.

Adjusted EBITDA increased 32%, or $23.8 million, to $97.3 million, due to the increase in revenue (as described above) partially offset by an increase in expenses. Expenses reflected an increase in direct operating costs and selling, general and administrative expenses. The increases were primarily related to the 2026 Milano Cortina Olympics.

Adjusted EBITDA margin was 15% for both periods.

Corporate and Other

Corporate and Other reflects operations not allocated to the UFC, WWE, or IMG segments and primarily consists of general and administrative expenses, the operations of PBR, as well as management and promotional fees for services primarily related to boxing.

	Three Months Ended
(in millions)	March 31,
	2026	2025
Corporate and Other Revenue:
Media rights, production and content	$8.9	$3.3
Live events and hospitality	33.0	33.4
Partnerships and marketing	16.3	12.1
Consumer products licensing and other	15.7	5.6
Total Revenue	$73.9	$54.4

First Quarter 2026

Revenue increased 36%, or $19.5 million, to $73.9 million. The increase was primarily related to an increase in PBR revenue, principally related to higher media rights fees and partnerships revenue, and higher management fees for services related to the Company’s boxing initiatives.

Adjusted EBITDA was a loss of $58.1 million, an improvement of $19.3 million to a loss of $77.4 million in the prior year period. Results primarily reflected the increase in revenue (as described above) and a decrease of $21.7 million in expenses related to the allocation of Endeavor corporate costs. (See “Basis of Presentation” for further details.) These improvements were offset by higher personnel and other operating expenses compared to the prior year period.

Full Year 2026 Guidance

Based on performance through the first three months of the year and our anticipated performance for the remainder of the year, the Company is reaffirming its guidance for the full year 2026. The Company continues to target revenue of $5.675 billion to $5.775 billion and Adjusted EBITDA of $2.240 billion to $2.290 billion.

The Company intends to provide additional detail related to its 2026 guidance on today’s earnings call.

Other Matters

Return of Capital Program

The Company announced that its board of directors has authorized up to an additional $1.0 billion of repurchases of its outstanding Class A common stock. This authorization is incremental to its previously announced $2.0 billion share repurchase program. The Company will determine at its discretion the timing and the amount of any repurchases based on its evaluation of market conditions, share price, and other factors. The share repurchase program has no expiration and may be modified, suspended, or discontinued at any time.

From January 1, 2026 through February 26, 2026, the Company repurchased 187,819 shares for approximately $38.3 million. These share repurchases were made pursuant to a 10b5-1 trading plan entered into in September 2025, which expired on February 26, 2026.

As previously disclosed, on March 10, 2026, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) to repurchase $800 million of its outstanding Class A common stock. Under the ASR Agreement, the Company paid $800 million on March 11, 2026 and received an initial delivery of approximately 3.1 million shares of Class A common stock. Transactions under the ASR Agreement are expected to be completed in the second quarter of 2026. The Company also announced that it entered into a 10b5-1 trading plan for the repurchase of up to $200 million of its outstanding Class A common stock (the “10b5-1 Plan”). Repurchases contemplated under the 10b5-1 Plan are to commence immediately once transactions under the ASR Agreement are completed.

On March 31, 2026, the Company paid a quarterly cash dividend to the holders of the Company’s Class A common stock based on their pro rata share of an aggregate distribution of approximately $150 million, or $0.78 per share, from TKO Operating Company, LLC.

Notes

(1)
The definition of Adjusted EBITDA can be found in the Non-GAAP Financial Measures section of the release on page 8. A reconciliation of Net Income (Loss) to Adjusted EBITDA for the three months ended March 31, 2026 and 2025 can be found in the Supplemental Information in this release on page 15.
(2)
As the acquisition of the Acquired Businesses was accounted for as a merger between entities under common control, reported results presented in this earnings release reflect the results of the Acquired Businesses as if they had been part of TKO during the historical periods presented herein. See the “Basis of Presentation” discussion on page 9 for further details.
(3)
The definition of Free Cash Flow and Free Cash Flow Conversion can be found in the Non-GAAP Financial Measures section of the release on page 8. A reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the three months ended March 31, 2026 and 2025 can be found in the Supplemental Information in this release on page 16.
(4)
An explanation of the basis of presentation can be found in this release on page 9.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow and Free Cash Flow Conversion. Please see the definitions below and the reconciliation tables included in this release for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earnout costs, certain legal costs, restructuring, severance and impairment charges, foreign exchange (gains) losses, and certain other items when applicable. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

TKO management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors as these measures eliminate the significant level of non-cash depreciation and amortization expense that results from its capital investments and intangible assets, and improve comparability by eliminating the significant level of interest expense associated with TKO’s debt facilities, as well as income taxes which may not be comparable with other companies based on TKO’s tax and corporate structure. Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate TKO’s consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of TKO’s results as reported under GAAP. Some of these limitations are:

•
they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;
•
Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on TKO’s debt;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and
•
they are not adjusted for all non-cash income or expense items that are reflected in TKO’s statements of cash flows.

TKO management compensates for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of TKO’s operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income as indicators of TKO’s financial performance, as measures of discretionary cash available to it to invest in the growth of its business or as measures of cash that will be available to TKO to meet its obligations. Although TKO uses Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of its business, such use is limited because it does not include certain material costs necessary to operate TKO’s business. TKO’s presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by TKO, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of TKO’s most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

The Company defines Free Cash Flow as net cash provided by operating activities less cash used for capital expenditures. TKO views net cash provided by operating activities as the most directly comparable GAAP measure. Free Cash Flow Conversion is defined as Free Cash Flow divided by Adjusted EBITDA. Although they are not recognized measures of liquidity under U.S. GAAP, Free Cash Flow and Free Cash Flow Conversion provide useful information regarding the amount of cash TKO’s continuing business generates after capital expenditures and is available for reinvesting in the business, debt service, share repurchases and payment of dividends. Free Cash Flow and Free Cash Flow Conversion have certain limitations in that they do not represent the total increase or decrease in the cash balance for the period, nor do they represent the residual cash flow for discretionary expenditures.

Reconciliations of the Company’s Non-GAAP financial measure guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and are not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations and certain other items reflected in our reconciliation of historical Non-GAAP financial measures, the amounts of which could be material.

Basis of Presentation

As a result of the February 28, 2025 closing of the Company’s agreement with Endeavor to acquire IMG, On Location, and PBR (the “Acquired Businesses”) in a common control transaction, TKO’s consolidated financial information presented herein reflect the combined results of TKO and the Acquired Businesses as if they had been part of TKO during the historical periods presented under common control.

TKO’s financial information presented herein for the periods that it did not own the Acquired Businesses were prepared by Endeavor Group Holdings, Inc. and include allocations for corporate expenses to the businesses based on Endeavor Group Holdings, Inc.’s corporate expense profile. These expenses consisted of certain support functions that were provided on a centralized basis, such as expenses related to finance, human resources, information technology, facilities, and legal, among others and were allocated to the Acquired Businesses. Endeavor Group Holdings, Inc. allocated these corporate expenses on a pro rata basis of headcount, gross profit, and other allocation methodologies. Corporate allocations were $21.7 million for the three months ended March 31, 2025 representing allocations from January 1 through February 28, 2025. Under TKO ownership effective February 28, 2025, such corporate allocations no longer occur.

Effective February 28, 2025, the Company operates its business under three reportable segments, UFC, WWE, and IMG. The UFC and WWE segments consist entirely of the operations of these businesses, while the IMG segment consists entirely of the operations of IMG and On Location. In addition, the Company reports results for the “Corporate and Other” group, which includes the operations of PBR, management and promotional fees for services primarily related to boxing as well as general and administrative expenses that are not allocated to the business segments. These expenses largely relate to corporate activities, including information technology, facilities, legal, human resources, finance, accounting, treasury, investor relations, corporate communications, community relations and compensation to TKO’s management and board of directors, which support the reportable segments. All prior period amounts related to the segment change have been retrospectively reclassified to conform to the new presentation. The profitability measure employed by the Company in assessing operating performance, including that of its segments, is Adjusted EBITDA. The Company defines Adjusted EBITDA as net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. Adjusted EBITDA includes amortization expenses directly related to supporting the operations of the Company’s segments, including content production asset amortization.

Additional Information

As previously announced, TKO will host a conference call at 5:00 p.m. ET on May 6, 2026, to discuss its first quarter 2026 results. All interested parties are welcome to listen to a live webcast that will be hosted through the Company’s website at investor.tkogrp.com. Participants can access the conference call by dialing 833-461-5787 (conference ID: 889739971). Please reserve a line 5-10 minutes prior to the start time of the conference call.

Any accompanying materials referenced during the call will be made available on May 6, 2026, at investor.tkogrp.com. A replay of the call will be available approximately two hours after the conference call concludes and can be accessed on the Company’s website.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO’s businesses include UFC, the world’s premier mixed martial arts organization; WWE, the global leader in sports entertainment; PBR, the world’s premier bull riding organization; and its joint venture Zuffa Boxing, a professional boxing promotion. Together, these properties reach more than 1 billion households across 210 countries and territories and organize more than 500 live events year-round, attracting more than three million fans. TKO also services and partners with major sports rights holders through IMG, an industry-leading global sports marketing agency; and On Location, a global leader in premium experiential hospitality.

Website Disclosure

Investors and others should note that TKO announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.tkogrp.com. TKO may also use its website as a distribution channel of material information about the Company. In addition, you may automatically receive email alerts and other information about TKO when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding TKO’s business strategy and plans, financial outlook, TKO’s capital return program, including the timing of purchases thereunder, trends in consumer demand, and TKO’s financial condition, and anticipated financial and operational performance. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: TKO’s ability to generate revenue from discretionary and corporate spending on events; TKO’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners and other distribution partners; TKO’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; TKO’s success in its strategic acquisitions, investments and commercial agreements; adverse publicity concerning the Company or its key personnel; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which TKO operates; TKO’s dependence on the continued services of executive management and other key employees; changes in public and consumer tastes and preferences and industry trends; financial risks with owning and managing events for which TKO sells media and partnership and marketing rights, ticketing and hospitality; the Company’s substantial indebtedness; and other important factors discussed in the section entitled “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by TKO, as any such factors may be updated from time to time in TKO’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and TKO’s investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TKO Group Holdings, Inc.

Consolidated Income Statements

(In millions, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$1,596.9	$1,268.8
Operating expenses:
Direct operating costs	734.4	567.6
Selling, general and administrative expenses	380.2	363.3
Depreciation and amortization	143.8	100.5
Total operating expenses	1,258.4	1,031.4
Operating income	338.5	237.4
Other expenses:
Interest expense, net	(60.6)	(44.8)
Other income (expense), net	4.3	(8.4)
Income before income taxes and equity earnings of affiliates	282.2	184.2
Provision for income taxes	34.0	21.2
Income before equity earnings of affiliates	248.2	163.0
Equity earnings of affiliates, net of tax	1.6	2.5
Net income	249.8	165.5
Less: Net income attributable to non-controlling interests	160.4	107.1
Net income attributable to TKO Group Holdings, Inc.	$89.4	$58.4

Basic net earnings per share of Class A common stock	$1.16	$0.72
Diluted net earnings per share of Class A common stock	$1.12	$0.69

Weighted average number of common shares used in computing basic net earnings per share	77,325,480	81,571,149
Weighted average number of common shares used in computing diluted net earnings per share	194,631,394	181,520,718

TKO Group Holdings, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of
	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$788.9	$831.1
Restricted cash	937.3	354.9
Accounts receivable, net	760.4	558.3
Deferred costs	118.1	234.8
Other current assets	330.1	350.0
Total current assets	2,934.8	2,329.1
Property, buildings and equipment, net	634.7	639.9
Intangible assets, net	3,211.8	3,327.9
Finance lease right-of-use assets, net	255.2	231.8
Operating lease right-of-use assets, net	51.6	54.8
Goodwill	8,444.7	8,444.9
Investments	133.8	131.5
Other assets	356.2	335.9
Total assets	$16,022.8	$15,495.8
Liabilities, Non-controlling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$210.8	$194.8
Accrued liabilities	429.1	526.3
Current portion of long-term debt	45.9	38.1
Current portion of finance lease liabilities	27.2	22.7
Current portion of operating lease liabilities	18.1	17.6
Deferred revenue	552.1	663.0
Other current liabilities	908.8	384.6
Total current liabilities	2,192.0	1,847.1
Long-term debt	4,594.0	3,724.1
Long-term finance lease liabilities	240.7	219.5
Long-term operating lease liabilities	39.0	41.1
Deferred tax liabilities	301.1	301.7
Other long-term liabilities	129.5	112.2
Total liabilities	7,496.3	6,245.7
Commitments and contingencies
Redeemable non-controlling interests	34.4	34.4
Stockholders' equity:
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	4,781.3	4,552.2
Accumulated other comprehensive loss	(20.9)	(17.5)
Accumulated deficit	(1,384.4)	(797.3)
Total TKO Group Holdings, Inc. stockholders’ equity	3,376.0	3,737.4
Nonredeemable non-controlling interests	5,116.1	5,478.3
Total stockholders' equity	8,492.1	9,215.7
Total liabilities, nonredeemable non-controlling interests and stockholders' equity	$16,022.8	$15,495.8

TKO Group Holdings, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$249.8	$165.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143.8	100.5
Amortization and impairments of content costs	6.7	6.2
Amortization and write-off of original issue discount and deferred financing cost	0.9	0.6
Loss on sale of assets	—	3.4
Equity-based compensation	39.6	30.3
Income taxes	19.7	9.4
Other, net	(2.2)	0.4
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(205.3)	(57.6)
Other current assets	(0.8)	(12.2)
Other noncurrent assets	(21.5)	1.7
Deferred costs	116.0	0.4
Accounts payable, accrued liabilities and other current liabilities	439.9	(169.9)
Deferred revenue	(95.4)	1.7
Other liabilities	3.3	82.4
Net cash provided by operating activities	694.5	162.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, buildings and equipment and other assets	(20.0)	(27.3)
Investment in affiliates, net	(2.0)	(10.9)
Proceeds from sale of property and equipment	0.1	5.8
Proceeds from sales of investments and other	0.4	1.5
Net cash used in investing activities	(21.5)	(30.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(17.0)	(11.0)
Proceeds from borrowings	900.0	—
Repurchase of Class A common stock	(838.3)	—
Net transfers to parent	—	(122.5)
Contributions from parent	—	23.3
Distribution to members	(90.8)	(44.4)
Dividends paid	(58.5)	(31.1)
Payments for financing costs	(14.8)	—
Taxes paid related to net settlement upon vesting of equity awards	(8.1)	—
Net cash used in financing activities	(127.5)	(185.7)
Effects of exchange rate movements on cash	(5.3)	5.2
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	540.2	(48.6)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	1,186.0	678.1
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$1,726.2	$629.5
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	63.2	52.8
Cash payments for income taxes	21.5	10.5
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Capital expenditures included in current liabilities	10.0	3.2
Capital contribution from parent	0.4	49.4
Accretion of redeemable non-controlling interests	(1.3)	2.1
Excise taxes on repurchases of common stock	5.7	—

TKO Group Holdings, Inc.

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

(In millions, except percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income	$249.8	$165.5
Provision for income taxes	34.0	21.2
Interest expense, net	60.6	44.8
Depreciation and amortization	143.8	100.5
Equity-based compensation expense (1)	39.6	30.3
Merger, acquisition and earnout costs (2)	2.4	39.8
Certain legal costs (3)	23.2	6.5
Restructuring, severance and impairment (4)	0.4	1.5
Foreign exchange (gains) and losses (5)	(3.3)	4.9
Other adjustments (6)	(0.7)	2.4
Total Adjusted EBITDA	$549.8	$417.4
Net income margin	16%	13%
Adjusted EBITDA margin	34%	33%

(1)
Equity-based compensation represents non-cash compensation expense for various awards issued under the TKO 2023 Incentive Award Plan, awards assumed in connection with the acquisition of WWE in September 2023, and awards issued under Endeavor Group Holdings, Inc.’s 2021 Plan.
(2)
Includes (i) certain costs of professional advisors related to strategic transactions, primarily the Acquired Businesses, and (ii) certain costs related to integration initiatives resulting from the acquisition of the Acquired Businesses.
(3)
Includes costs, net of insurance recoveries, related to certain litigation matters including antitrust lawsuits for UFC and stockholder litigation for WWE and Endeavor.
(4)
Includes costs resulting from the Company’s cost reduction programs.
(5)
Includes gains and losses on foreign exchange transactions.
(6)
Includes other miscellaneous nonoperating gains and loss.

TKO Group Holdings, Inc.

Reconciliation of Free Cash Flow

(In millions)

(Unaudited)

	Three Months Ended
	March 31,

	2026	2025
Net cash provided by operating activities (1)	$694.5	$162.8
Less cash used for capital expenditures:
Purchases of property, buildings and equipment and other assets	(20.0)	(27.3)
Free Cash Flow	$674.5	$135.5

Adjusted EBITDA	$549.8	$417.4
Free Cash Flow Conversion	123%	32%

(1)
Net cash provided by operating activities for the three months ended March 31, 2026 and 2025 includes approximately $582.4 million and $100.3 million, respectively, of net pre-payments held in escrow related to FIFA World Cup 26.